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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------


                                  FORM T-1
            STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                               -------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [_]

                               -------------


                               CHEMICAL BANK
- ---------------------------------------------------------------------------
            (Exact name of trustee as specified in its charter)

                   New York                                13-4994650
- ---------------------------------------------       ----------------------
  (State of incorporation if not a national             (I.R.S. Employer
                    bank)                             Identification No.)

               270 Park Avenue
              New York, New York                             10017
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue
                         New York, New York  10017
                               (212) 270-2611
- ---------------------------------------------------------------------------
         (Name, address and telephone number of agent for service)

                      The Bear Stearns Companies Inc.
- ---------------------------------------------------------------------------
            (Exact name of obligor as specified in its charter)

                   Delaware                                13-3286161
- ---------------------------------------------       ----------------------
(State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                       Identification No.)

               245 Park Avenue
              New York, New York                             10167
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                              Debt Securities
- ---------------------------------------------------------------------------
                    (Title of the indenture securities)
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                                     GENERAL

     Item 1.   General Information.

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System,
               Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C.,
               20429.

               (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.


     Item 2.   Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.












































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


     Item 16.  List of Exhibits

               List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with
     Registration Statement No. 33-50010, which is incorporated by reference).

               2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

               3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

               4.   A copy of the existing By-Laws of the Trustee (see
     Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

               5.   Not Applicable.

               6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

               7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not applicable.

               9.   Not applicable.



































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                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 22nd day of September, 1994.

                                        CHEMICAL BANK




                                        By /s/P.J. Gilkeson
                                          ---------------------------
                                            P.J. Gilkeson
                                            Vice President
























































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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

              at the close of business June 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                                      DOLLAR AMOUNTS
                            ASSETS                                     IN MILLIONS

      Cash and balances due from depository institutions:
           Noninterest-bearing balances and
           currency and coin  . . . . . . . . . . . . . . . . . . .        $  7,253
           Interest-bearing balances  . . . . . . . . . . . . . . .           4,282
      Securities: . . . . . . . . . . . . . . . . . . . . . . . . .
      Held to maturity securities . . . . . . . . . . . . . . . . .           6,841
      Available for sale securities . . . . . . . . . . . . . . . .          14,520
      Federal Funds sold and securities purchased under
           agreements to resell in domestic offices of the
           bank and of its Edge and Agreement subsidiaries,
           and in IBF's:
           Federal funds sold . . . . . . . . . . . . . . . . . . .           2,011
           Securities purchased under agreements to resell  . . . .             144
      Loans and lease financing receivables:
           Loans and leases, net of unearned income . . . . . . . .         $61,454
           Less: Allowance for loan and lease losses  . . . . . . .           2,026
           Less: Allocated transfer risk reserve. . . . . . . . . .             115
                                                                             ------
           Loans and leases, net of unearned income,
           allowance, and reserve . . . . . . . . . . . . . . . . .          59,313
      Assets held in trading accounts . . . . . . . . . . . . . . .          28,005
      Premises and fixed assets (including capitalized
           leases)  . . . . . . . . . . . . . . . . . . . . . . . .           1,334
      Other real estate owned . . . . . . . . . . . . . . . . . . .             553
      Investments in unconsolidated subsidiaries and
           associated companies . . . . . . . . . . . . . . . . . .             127
      Customer's liability to this bank on acceptance
           outstanding  . . . . . . . . . . . . . . . . . . . . . .           1,181
      Intangible assets . . . . . . . . . . . . . . . . . . . . . .             564
      Other assets  . . . . . . . . . . . . . . . . . . . . . . . .           7,063
                                                                              -----

      TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . .        $133,191
                                                                           ========















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


                        LIABILITIES
      Deposits
           In domestic offices  . . . . . . . . . . . . . . . . . .         $48,229
           Noninterest-bearing. . . . . . . . . . . . $17,236
           Interest-bearing. . . . . . . . . . . . . . 30,993
                                                       ------
           In foreign offices, Edge and Agreement subsidiaries,
           and IBF's  . . . . . . . . . . . . . . . . . . . . . . .          25,005
           Noninterest-bearing. . . . . . . . . . . . $   221
           Interest-bearing. . . . . . . . . . . . . . 24,784
                                                       ------

      Federal funds purchased and securities sold under agree-
      ments to repurchase in domestic offices of the bank and
           of its Edge and Agreement subsidiaries, and in IBF's
           Federal funds purchased  . . . . . . . . . . . . . . . .           9,286
           Securities sold under agreements to repurchase . . . . .           2,476
      Demand notes issued to the U.S. Treasury  . . . . . . . . . .           2,000
      Trading liabilities . . . . . . . . . . . . . . . . . . . . .          19,206
      Other Borrowed money:
           With original maturity of one year or less . . . . . . .           7,868
           with original maturity of more than one year . . . . . .           1,033
      Mortgage indebtedness and obligations under capitalized
           leases . . . . . . . . . . . . . . . . . . . . . . . . .              19
      Bank's liability on acceptances executed and outstanding  . .           1,184
      Subordinated notes and debentures . . . . . . . . . . . . . .           3,500
      Other liabilities . . . . . . . . . . . . . . . . . . . . . .           5,893

      TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . .         125,699
                                                                            -------
                                      EQUITY CAPITAL
      Common stock  . . . . . . . . . . . . . . . . . . . . . . . .             620
      Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,501
      Undivided profits and capital reserves  . . . . . . . . . . .           2,668
      Net unrealized holding gains (Losses)
      on available-for-sale securities  . . . . . . . . . . . . . .           (295)
      Cumulative foreign currency translation adjustments . . . . .             (2)

      TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . .           7,492
                                                                              -----
      TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
           STOCK AND EQUITY CAPITAL . . . . . . . . . . . . . . . .        $133,191
                                                                           ========


     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                              WALTER V. SHIPLEY   )
                              EDWARD D. MILLER    )DIRECTORS
                              WILLIAM B. HARRISON )